THIRD AMENDMENT TO AMENDED AND RESTATED
                      REVOLVING LOAN AND SECURITY AGREEMENT

     THIS THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING LOAN AND SECURITY AGREEMENT (the "Third Amendment") is entered into as of May 14, 1999, by and between KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation ("Borrower"), and CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation ("Lender"). Except for terms which are expressly defined herein, all capitalized terms used herein shall have the meaning subscribed to them in the Loan Agreement (as defined below).

                                    RECITALS

     WHEREAS, Borrower and Lender are parties to that certain Amended and Restated Revolving Loan and Security Agreement dated as of December 29, 1995, as amended by that certain First Amendment to Amended and Restated Revolving Loan and Security Agreement dated as of September 27, 1996 and that certain Second Amendment to Amended and Restated Revolving Loan and Security Agreement and Release of Term Loan and Security Agreement dated as of August 4, 1997 (collectively, the "Loan Agreement").

     WHEREAS, Borrower desires to amend the terms of the Loan Agreement to reflect the disposition by Borrower of certain of DeSoto's laundry facility assets in Joliet, Illinois and to permit Borrower to, among other things, enter into a joint venture with Spartanburg Forest Products, Inc., a South Carolina corporation, and Gossling Consulting L.L.C., a Delaware limited liability company, and guarantee certain obligations of the joint venture.

     WHEREAS, Lender is willing to amend the Loan Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Amendments to the Loan Agreement

          A. The definition of "Inventory Cap Adjustment" in Section 1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               "Inventory Cap Adjustment" shall mean, at any time, the amount, if any, by which the Inventory Utilization exceeds $25,000,000.

          B. Section 9.10 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               Revolving Loans, Investments, Guarantees, Etc. Borrower shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property  of  any  person,  or  guarantee,  assume,  endorse,  or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) loans or investments which result from the conversion of past due accounts receivable into notes or stock, which notes or stock are delivered and pledged to Lender; (c) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of the Borrower or to bearer and delivered to Lender, (iii) commercial paper rated A1 or P1, (iv) the advances and investments as of December 31, 1995 in Engineered Wire Products, Inc., an Ohio corporation, and (v) loans or investments of no greater than (A) $3,000,000 to Fox Valley made available on a revolving credit basis and evidenced by a subordinated demand note, provided that Fox Valley is Solvent at the time of such loans or investments,
               (B) $5,000,000 to Caldwell made available on a revolving credit basis and evidenced by a subordinated demand note, provided that Caldwell is Solvent at the time of such loans or investments, (C) $10,000,000 to DeSoto, Inc. (excluding the initial investment of approximately $70,000,000 made to initially capitalize DSO Acquisition Corporation with the contribution of the Sherman Wire assets plus (x) the value of Borrower's stock issued in connection with the DeSoto Acquisition and (y) all transaction costs related to DeSoto Acquisition) made available on a revolving credit basis and evidenced by a subordinated demand note, provided that DeSoto, Inc. is Solvent at the time of such loans or investments, (D) $8,800,000 to DeSoto, Inc. made available as a term loan on or about August 7, 1997 to be evidenced by a subordinated demand note, and (E) an investment of $102,000 made to initially capitalize Garden Zone, LLC, a Delaware limited liability company ("Garden Zone"); provided, that, as to any of the foregoing, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments; and (d) the guarantee(s) (i) by Borrower of the obligations owing to Lender by Joint Venture, (ii) by Borrower of up to $2,040,000 of the obligations owing to National Bank of South Carolina by Garden Zone and (iii) set forth in the Information Certificate.

          B. The Information Certificate attached as Exhibit A to the Loan Agreement is hereby amended to delete "DSO Acquisition Corporation" under the section entitled "Subsidiaries (Section 8.1)" and to insert "Garden Zone, LLC" in place thereof.

     II. Conditions to Effectiveness of Third Amendment. This Third Amendment shall become effective on the date (the "Effective Date") when Borrower shall satisfy all of the following conditions:

          A. Third Amendment. Borrower and Lender shall have duly executed and delivered this Third Amendment.

          B. Additional Matters. Lender shall have received such other certificates, opinions, UCC financing statements, documents and instruments relating to the obligations or the transactions contemplated hereby as may have been reasonably requested by Lender, and all corporate and other proceedings and all other documents and all legal matters in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Lender.

     IV. Representations and Warranties. In order to induce Lender to enter into this Third Amendment, Borrower represents and warrants to Lender, upon the effectiveness of this Third Amendment, which representations and warranties shall survive the execution and delivery of this Third Amendment, that:

          A. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

          B. the execution, delivery and performance of this Third Amendment by Borrower are within its corporate powers and have been duly authorized by all necessary corporate action;

          C. this Third Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity; and

          D. all of the representations and warranties contained in the Loan Agreement and in the other Financing Agreements (other, than those which speak expressly only as of a different date) are true and correct as of the date of this Third Amendment after giving effect to this Third Amendment.

     V. Miscellaneous.

          A. Effect; Ratification. The amendments set forth herein are effective solely for the purpose set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or of any other Financing Agreements or (ii) prejudice any right or rights that Lender may now have or may have in the future under or in connection with the Loan Agreement or any other Financing Agreements. Each reference in the Loan Agreement to "this Agreement", "herein", "hereof" and words of like import and each reference in the other Financing Agreements to the Loan Agreement shall mean the Loan Agreement as amended hereby. This Third Amendment shall be construed in connection with and as part of the Loan Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Agreement and each other Financing Agreement, except as herein amended or waived, are hereby ratified and confirmed and shall remain in full force and effect.

          B. Costs and Expenses. Borrower shall pay to Lender on demand all reasonable out-of-pocket costs, expenses, title fees, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Third Amendment, the Loan Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording and title insurance taxes and fees, if applicable); (b) costs and expenses and fees for title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Third Amendment, the Loan Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); and (g) the fees and disbursements of counsel (including legal assistants) to Lender in connection with the foregoing.

          C. Certain Waivers; Release. Although Borrower does not believe that it has any claims against Lender, it is willing to provide Lender with a general and total release of all such claims in consideration of the benefits which Borrower will receive pursuant to this Third Amendment. Accordingly, Borrower for itself and any successor of Borrower hereby knowingly, voluntarily, intentionally and irrevocably releases and discharges Lender and its respective officers, directors, agents and counsel (each a "Releasee") from any and all actions, causes of action, suits, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, losses, liabilities, costs, expenses, debts, dues, demands, obligations or other claims of any kind whatsoever, in law, admiralty or equity, which Borrower ever had, now has or hereafter can, shall or may have against any Releasee for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Third Amendment.

          D. Counterparts. This Third Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together constituting one and the same instrument.

          E. Severability. Any provision contained in this Third Amendment that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Third Amendment in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction.

          F. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

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


     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first above written.

                             CONGRESS FINANCIAL CORPORATION (CENTRAL)


                             By:
                             Name:
                             Title:



                             KEYSTONE CONSOLIDATED INDUSTRIES, INC.


                             By:
                             Name:
                             Title: